Exhibit 32.1

Certification of Bruce C. Dale
President and Chief Executive Officer
of
Duckwall-ALCO Stores, Inc.

        I, Bruce C. Dale, President and Chief Executive Officer of Duckwall-ALCO Stores, Inc., hereby certify, in accordance with 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Annual Report on Form 10-K for the year ended January 30, 2005, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Annual Report on Form 10-K for the year ended January 30, 2005, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operations of Duckwall-ALCO Stores, Inc.

By:	/s/ Bruce C. Dale Bruce C. Dale President and Chief Executive Officer

Dated: April 29, 2005